   As Filed with the Securities and Exchange Commission on December 28, 2000

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             -----------------------

                               EMULEX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                             51-0300558
(State or Other Jurisdiction of                                (IRS Employer
Incorporation or Organization)                               Identification No.)

         3535 Harbor Boulevard
         Costa Mesa, California                                    92626
(Address of Principal Executive Offices)                         (Zip Code)


                  EMULEX CORPORATION EMPLOYEE STOCK OPTION PLAN

      EMULEX CORPORATION 1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                 EMULEX CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                 PAUL F. FOLINO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               EMULEX CORPORATION
                              3535 Harbor Boulevard
                          Costa Mesa, California 92626
                     (Name and Address of Agent for Service)

                                 (714) 662-5600
          (Telephone number, including area code, of agent for service)

                             -----------------------

                          Copies of Communications to:

                            ROBERT M. STEINBERG, ESQ.
                      JEFFER, MANGELS, BUTLER & MARMARO LLP
                      2121 Avenue of the Stars, Tenth Floor
                          Los Angeles, California 90067
                                 (310) 203-8080
                               Fax: (310) 203-0567


                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
      Title of Securities                  Amount                 Proposed                Proposed                 Amount of
             to be                          to be             Maximum Offering        Maximum Aggregate           Registration
         Registered(1)                Registered(1)(3)      Price Per Share(2)(3)    Offering Price(2)               Fee(2)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10         9,650,000 shares           $38.504346            $371,566,945
per share, to be issued under
Employee Stock Option Plan
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10         1,480,000 shares           $ 50.05707            $ 74,084,466
per share, to be issued under
1997 Stock Option Plan for
Non-Employee Directors
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10            200,000 shares          $    63.75            $ 12,750,000
per share, to be issued under
Employee Stock Purchase Plan
-------------------------------------------------------------------------------------------------------------------------------
           TOTALS:                    11,330,000 shares                                $458,401,411               $114,600.35
===============================================================================================================================

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions. Registered securities include attached preferred stock purchase rights issuable pursuant to the registrant's existing Rights Plan.

(2) Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee based on the price at which outstanding options may be exercised and, with respect to all other registered shares, $63.75, which represents the last sale reported on the NASDAQ National Market System on December 21, 2000.

(3) Number of shares and per share price have been adjusted to reflect the two-for-one stock split that became effective with respect to the trading price of the registrant's common stock on December 16, 2000.

================================================================================

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8, THIS REGISTRATION STATEMENT REGISTERS ADDITIONAL SHARES COVERED BY REGISTRATION STATEMENT NO. 33-40959 FILED JUNE 3, 1991 AND REGISTRATION STATEMENT NO. 333-01533, AND THE CONTENTS OF SUCH REGISTRATION STATEMENTS ARE INCORPORATED BY REFERENCE EXCEPT AS REVISED HEREIN.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by this reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 2, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended October 1, 2000, filed pursuant to Section 13 of the Exchange Act.

         (c) The description of the Registrant's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-A filed March 28, 1983 pursuant to Section 12 of the Exchange Act.

         (d) The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A dated February 2, 1986.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), the Registrant's Certificate of Incorporation provides that the directors will not be liable to the Registrant or to any Stockholder for monetary damages for breach of fiduciary duty as a director, to the full extent that such limitation or elimination of liability is permitted under Delaware law.

         Also as permitted by Section 145, the Registrant's Bylaws provide that the Registrant will indemnify its directors and officers to the full extent permitted under Delaware law. Pursuant to the Bylaws and Section 145, the Registrant will indemnify each director and officer against any liability incurred in connection with any action, suit, proceeding or investigation in which he may be involved by reason of serving in such capacity at the request of the Registrant.

         Each director and officer is also entitled to indemnification against costs and expenses (including attorneys' fees) incurred in defending or investigating any action, suit, proceeding or investigation in which he may be involved by reason of serving in such capacity at the request of the Registrant. The Bylaws authorize the Registrant to advance funds to a director or officer for such costs and expenses (including attorneys' fees) upon receipt of an undertaking in writing by such director or officer to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. Notwithstanding the foregoing, no advance shall be made by the Registrant if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that based upon the facts known to the Board or counsel at the time such determination is made: (i) the director or officer acted in bad faith or deliberately breached his duty to the Registrant or its stockholders; and (ii) as a result of such actions by the director or officer, it is more likely than not that it will ultimately be determined that such director or officer is not entitled to indemnification.

         The indemnification and advancement of expenses provided by the Bylaws are not exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under the Bylaws, any agreement or any vote of stockholders or disinterested directors or otherwise. The indemnification and advancement of expenses provided by the Bylaws continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such a person.

         The Registrant has purchased a directors' and officers' liability insurance policy insuring directors and officers of the Registrant against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Registrant would have the power to indemnify such person against such liability under the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The Exhibits to this Registration Statement are listed in the Index to Exhibits which is incorporated herein by this reference.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 21st day of December, 2000.


                                              EMULEX CORPORATION


                                              By: /s/ PAUL F. FOLINO
                                                  ------------------------------
                                                  Paul F. Folino, President and
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul F. Folino and Robert H. Goon, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

          SIGNATURE                                 TITLE                              DATE
          ---------                                 -----                              ----
/s/ PAUL F. FOLINO                  President, Chief Executive Officer and       December 21, 2000
----------------------------------  Director (Principal Executive Officer)
    PAUL F. FOLINO


/s/ FRED B. COX                     Chairman of the Board and Director           December 21, 2000
----------------------------------
    FRED B. COX

/s/ MICHAEL J. ROCKENBACH           Chief Financial Officer (Principal           December 21, 2000
----------------------------------  Financial Officer and Accounting
    MICHAEL J. ROCKENBACH           Officer)


/s/ MICHAEL P. DOWNEY               Director                                     December 21, 2000
----------------------------------
   MICHAEL P. DOWNEY


/s/ BRUCE C. EDWARDS                Director                                     December 21, 2000
----------------------------------
   BRUCE C. EDWARDS


/s/ ROBERT H. GOON                  Director                                     December 21, 2000
----------------------------------
    ROBERT H. GOON


/s/ DON M. LYLE                     Director                                     December 21, 2000
----------------------------------
   DON M. LYLE

                                INDEX TO EXHIBITS

Exhibit
Number                            Description
-------                           -----------

   4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 [File No. 33-9995] filed November 6, 1986, as amended by post-effective amendment filed on June 15, 1989).

   4.2 Amendment to Certificate of Incorporation (incorporated by reference to Annex B to the Registrant's Proxy Statement dated January 24, 1994, filed January 24, 1994, for the Special Meeting of Stockholders held on February 24, 1994).

   4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant, effective December 15, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K405 filed September 18, 2000).

   4.4         Amendment to Certificate of Incorporation, effective November 30,
               2000.

   4.5 By-laws (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 [File No. 33-40959] filed June 3, 1991).

   5.1 Opinion of Jeffer, Mangels, Butler & Marmaro LLP as to legality of securities being registered.

  23.1         Consent of KPMG LLP.

  23.2 Consent of Jeffer, Mangels, Butler & Marmaro LLP (reference is made to Exhibit 5.1).

  24.1         Power of Attorney (contained on page II-2).

  99.1         Emulex Corporation Employee Stock Option Plan, as amended.

  99.2 Emulex Corporation 1997 Stock Option Plan for Non-Employee Directors, as amended.

  99.3         Emulex Corporation Employee Stock Purchase Plan, as amended.